Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports First Quarter Financial Results with Record First Quarter Revenue, Adjusted EBITDA(1) and Adjusted Earnings(3) and Revises Upwards 2024 Financial Guidance Ranges

•	Total Company Revenue increased 10.5% to $431.7 million in the first quarter of 2024 from $390.6 million in the first quarter of 2023; Revenue from the Digital Health reportable segment increased 32.3% to $14.7 million in the first quarter of 2024 from $11.1 million in the first quarter of 2023
•	Digital Health Revenue growth resulted in part from a $2.5 million (or 118.8%) increase in AI Revenue, which climbed to $4.7 million during the first quarter of 2024 from $2.1 million in the first quarter of 2023
•	Total Company Adjusted EBITDA(1) was $58.5 million in the first quarter of 2024 as compared with $48.2 million in the first quarter of 2023, an increase of 21.4%; Digital Health reportable segment Adjusted EBITDA(1) increased to $3.5 million in the first quarter of 2024 from $20,000 in the first quarter of 2023
•	Total Company Adjusted EBITDA(1) margins increased by 1.2% to 13.5% in the first quarter of 2024 as compared with 12.3% in the first quarter of 2023
•	Adjusting for unusual or one-time items in the quarter, Adjusted Diluted Earnings Per Share(3) was $0.07 for the first quarter of 2024; This compares with Adjusted Loss Per Share(3) of $(0.22) for the first quarter of 2023
•	Aggregate procedural volumes increased 5.7% and same-center procedural volumes increased 3.8% compared with the first quarter of 2023
•	Completed the acquisition of Houston Medical Imaging on April 1st, 2024 and announced a second Houston acquisition of American Health Imaging centers, set to close during the second quarter of 2024
•	RadNet revises full-year 2024 guidance levels to increase Revenue, Adjusted EBITDA(1) and Free Cash Flow(2) ranges

LOS ANGELES, California, May 8, 2024 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 375 owned and operated outpatient imaging centers, today reported financial results for its first quarter of 2024.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “Despite experiencing some adverse impact from severe winter weather conditions during the first quarter, both the Imaging Center and newly established Digital Health reportable operating segments demonstrated strong growth and achieved first quarter record results. Total Company Revenue grew 10.5% as compared with last year’s first quarter to a record $431.7 million. The Digital Health segment Revenue of $14.7 million increased 32.3% from last year’s same quarter. The strong growth in Digital Health was, in part, driven by our AI businesses, whose Revenue increased 118% as compared with last year’s first quarter, mainly on the continuing success of the rollout of our Enhanced Breast Cancer Detection (EBCD) DeepHealth AI-powered screening mammography program.”

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“Improved reimbursement from commercial and capitated payors, ongoing efforts toward greater operating efficiency and effective cost controls resulted in an increase to Adjusted EBITDA(1) margins by 120 basis points over last year’s first quarter. We believe there is further room for improvement, especially as we continue to disproportionally grow the higher margin Digital Health businesses and lean into both clinical and generative AI,” added Dr. Berger.

Dr. Berger continued, “At the end of the first quarter, we announced a new joint venture in the northern and eastern parts of the San Fernando Valley of Los Angeles with Providence Health System. As of quarter end, we had 137 of our 375 centers (or 36.5%) held in partnership with leading health systems. These partnerships allow us to play a more integral role within the local healthcare communities we serve by increasing access, disseminating new technologies and improving the quality of patient care.”

“Given the positive trends we are experiencing in virtually all aspects of our business and the strong financial performance of the first quarter, we are revising upwards certain guidance levels in anticipation of financial results that we believe will exceed our original expectations. Most significantly, we have increased 2024 guidance ranges for Revenue, Adjusted EBITDA(1) and Free Cash Flow(2),” added Dr. Berger.

Dr. Berger continued, “We believe strong growth is sustainable as we continue to execute on various initiatives. In response to high demand and patient backlogs in many of RadNet’s local markets, we embarked over a year ago on a program to expand capacity through the development and construction of new imaging centers. We anticipate opening approximately a dozen new centers by year end 2024, and are working with prospective and existing health system partners to expand joint venture offerings. Digital Health initiatives continue to expand, including the further rollout of the EBCD program along with other clinical AI for lung and prostate cancers. Development of our DeepHealth OS technology platform is driving toward implementation within RadNet beginning in the third quarter of this year and within external customers as early as the first quarter of 2025. This DeepHeatlh OS will integrate new generative AI capabilities to help us and external customers automate and drive efficiencies for many of the back-office and support functions involved with running imaging centers.”

“RadNet’s balance sheet continues to strengthen. In March, we completed an offering of common stock, where we raised net proceeds of approximately $219 million, which contributed to the $527 million cash balance at quarter end. Additionally, subsequent to the quarter’s end, we completed a successful debt refinancing transaction, resulting in a reduction of our interest rates, an extension of maturities and the funding of additional cash to the balance sheet of approximately $168 million. At quarter end, our leverage ratio of Net Debt to Adjusted EBITDA(1) was at a record low, slightly above 1.0x,” concluded Dr. Berger.

Financial Results

For the first quarter of 2024, RadNet reported Total Company Revenue of $431.7 million and Adjusted EBITDA(1) of $58.5 million. Revenue increased $41.1 million (or 10.5%) and Adjusted EBITDA(1) increased $10.3 million (or 21.4%) as compared with the first quarter of 2023.

For the first quarter of 2024, RadNet reported Imaging Center Revenue of $417.0 million and Adjusted EBITDA(1) of $54.9 million. Revenue increased $37.6 million (or 9.9%) and Adjusted EBITDA(1) increased $6.8 million (or 14.1%) as compared with the first quarter of 2023.

For the first quarter of 2024, RadNet reported Digital Health Revenue of $14.7 million and Adjusted EBITDA(1) of $3.5 million. Revenue increased $3.6 million (or 32.3%) and Adjusted EBITDA(1) increased $3.5 million (or 17,500%) as compared with the first quarter of 2023. Digital Health Revenue and Adjusted EBITDA(1) growth was due in part from a $2.5 million (or 118.8%) increase in AI Revenue, which climbed to $4.7 million during the first quarter of 2023.

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Total Company Net Loss for the first quarter of 2024 was $2.8 million as compared with a Total Company Net Loss of $21.0 million for the first quarter of 2023. Net Loss Per Share for the first quarter of 2024 was $(0.04), compared with a Net Loss per share of $(0.36) in the first quarter of 2023, based upon a weighted average number of diluted shares outstanding of 69.3 million shares in 2024 and 57.7 million shares in 2023.

There were a number of unusual or one-time items impacting the first quarter including: $1.2 million of non-cash gain from interest rate swaps; $1.0 million expense related to leases for our de novo facilities under construction that have yet to open their operations; $2.0 million non-cash increase to contingent consideration related to completed acquisitions; and $3.3 million of non-capitalized research and development expenses with respect to our DeepHealth Cloud OS and generative AI. Adjusting for the above items, Total Company Adjusted Earnings(3) was $5.0 million and diluted Adjusted Earnings Per Share(3) was $0.07 during the first quarter of 2024. This compares with Total Company Adjusted Loss(3) of $13.0 million and diluted Adjusted Loss Per Share(3) of $(0.22) during the first quarter of 2023.

For the first quarter of 2024, as compared with the prior year’s first quarter, MRI volume increased 11.7%, CT volume increased 9.1% and PET/CT volume increased 17.5%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 5.7% over the prior year’s first quarter. On a same-center basis, including only those centers which were part of RadNet for both the first quarters of 2024 and 2023, MRI volume increased 9.9%, CT volume increased 6.5% and PET/CT volume increased 15.3%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 3.8% over the prior year’s same quarter

2024 Revised Guidance

RadNet amends its previously announced guidance levels as follows:

Imaging Center Segment

	Original Guidance Range	Revised Guidance Range

Total Net Revenue	$1,650 - $1,700 million	$1,675 - $1,725 million
Adjusted EBITDA(1)	$250 - $260 million	$255 - $265 million
Capital Expenditures(a)	$125 - $135 million	$130 - $140 million
Cash Interest Expense(b)	$40 - $45 million	$37 - $42 million
Free Cash Flow(2)	$65 - $75 million	$68 - $78 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests and New Jersey Imaging Network capital expenditures.
(b)	Includes payments to and from counterparties on interest rate swaps and nets interest income from our cash balance recorded in Other Income.

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Digital Health Segment

	Original Guidance Range	Revised Guidance Range

Total Net Revenue	$60 - $70 million	$60 - $70 million

Adjusted EBITDA(1) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$12 - $14 million	$13 - $15 million

Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$11 - $13 million	$12 - $14 million

Capital Expenditures	$3 - $5 million	$3 - $5 million

Free Cash Flow(2) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$8 - $10 million	$8 - $10 million

Free Cash Flow(2) After Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(2) - $(5) million	$(2) - $(5) million

Financial Results Conference Call

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its first quarter 2024 results on Thursday, May 9th, 2024 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Thursday, May 9, 2024

Time: 10:30 a.m. Eastern Time

Dial In-Number: 844-826-3035

International Dial-In Number: 412-317-5195

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1667758&tp_key=222b4e91a8 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 10188629.

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About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 375 owned and/or operated outpatient imaging centers. RadNet's markets include California, Maryland, Delaware, New Jersey, New York, Florida, Texas and Arizona. In addition, RadNet provides radiology information technology and artificial intelligence solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technologists, RadNet has a total of over 9,700 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the impact of a pandemic, significant deterioration in the broader economy, severe acts of nature or other exogenous factors on our business, suppliers, payors, customers, referral sources, partners, patients and employees;
•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	our ability to acquire, develop, implement and monetize artificial intelligence algorithms and applications;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

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Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash equivalents	$526,980	$342,570
Accounts receivable	189,572	163,707
Due from affiliates	34,269	25,342
Prepaid expenses and other current assets	45,007	47,657
Total current assets	795,828	579,276
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	618,926	604,401
Operating lease right-of-use assets	621,612	596,032
Total property, plant, equipment and right-of-use assets	1,240,538	1,200,433
OTHER ASSETS
Goodwill	694,292	679,463
Other intangible assets	86,883	90,615
Deferred financing costs	1,483	1,643
Investment in joint ventures	97,034	92,710
Deposits and other	53,497	46,333
Total assets	$2,969,555	$2,690,473

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$324,578	$342,940
Due to affiliates	20,494	15,910
Deferred revenue	4,475	4,647
Current operating lease liability	58,138	55,981
Current portion of notes payable	20,202	17,974
Total current liabilities	427,887	437,452
LONG-TERM LIABILITIES
Long-term operating lease liability	630,348	605,097
Notes payable, net of current portion	814,442	812,068
Deferred tax liability, net	14,479	15,776
Other non-current liabilities	5,074	6,721
Total liabilities	1,892,230	1,877,114
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $0.0001 par value, 200,000,000 shares authorized; 73,901,654 and 67,956,318 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	7	7
Additional paid-in-capital	969,248	722,750
Accumulated other comprehensive loss	(13,943)	(12,484)
Accumulated deficit	(82,357)	(79,578)
Total RadNet, Inc.'s stockholders equity	872,955	630,695
Noncontrolling interests	204,370	182,664
Total equity	1,077,325	813,359
Total liabilities and equity	$2,969,555	$2,690,473

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended March 31,
	2024	2023

REVENUE
Service fee revenue	$397,189	$352,420
Revenue under capitation arrangements	34,518	38,144
Total service revenue	431,707	390,564
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	387,589	351,865
Depreciation and amortization	32,368	31,315
Loss (gain) on sale and disposal of equipment and other	186	579
Severance costs	225	134
Total operating expenses	420,368	383,893
INCOME (LOSS) FROM OPERATIONS	11,339	6,671
OTHER INCOME AND EXPENSES
Interest expense	16,267	15,722
Equity in earnings of joint ventures	(4,324)	(1,428)
Non-cash change in fair value of interest rate hedge	(1,216)	4,093
Other expenses (income)	(2,934)	1,432
Total other expense (income)	7,793	19,819
INCOME (LOSS) BEFORE INCOME TAXES	3,546	(13,148)
Benefit from (Provision for) income taxes	1,864	(1,135)
NET INCOME (LOSS)	5,410	(14,283)
Net income (loss) attributable to noncontrolling interests	8,189	6,722
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(2,779)	$(21,005)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.04)	$(0.36)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.04)	$(0.36)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	69,307,078	57,701,439
Diluted	69,307,078	57,701,439

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$5,410	$(14,283)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,368	31,315
Amortization of operating lease assets	14,711	15,699
Equity in earnings of joint ventures	(4,324)	(1,428)
Distributions from joint ventures	–	(407)
Amortization deferred financing costs and loan discount	748	746
Loss (Gain) non sale and disposal of equipment	186	579
Amortization of cash flow hedge	739	922
Non-cash change in fair value of interest rate hedge	(1,216)	4,093
Stock-based compensation	11,897	12,185
Change in fair value of contingent consideration	1,974	2,335
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(25,865)	(9,997)
Other current assets	(6,277)	(1,691)
Other assets	(5,892)	(2,726)
Deferred taxes	(1,158)	942
Operating leases	(12,883)	(15,080)
Deferred revenue	(172)	335
Accounts payable, accrued expenses and other	6,839	9,077
Net cash provided by operating activities	17,085	32,616
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions	(3,530)	(9,644)
Purchase of property and equipment and other	(57,409)	(55,915)
Proceeds from sale of equipment	2	3
Net cash used in investing activities	(60,937)	(65,556)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(1,102)	(184)
Payments on Term Loan Debt	(1,875)	(3,688)
Contribution from noncontrolling partners	4,169	–
Proceeds from sale of economic interests in majority owned subsidiary, net of taxes	8,713	–
Proceeds from issuance of common stock	218,385	–
Proceeds from issuance of common stock upon exercise of options	8	51
Net cash provided by (used in) financing activities	228,298	(3,821)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(36)	(229)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	184,410	(36,990)
CASH AND CASH EQUIVALENTS, beginning of period	342,570	127,834
CASH AND CASH EQUIVALENTS, end of period	$526,980	$90,844

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$18,285	$21,471
Cash paid during the period for income taxes	$1	$40

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RADNET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA

(IN THOUSANDS)

	Three Months Ended March 31,
	2024	2023

Net income (loss) attributable to Radnet, Inc. common stockholders	$(2,779)	$(21,005)
Income taxes	(1,864)	1,135
Interest expense	16,267	15,722
Severance costs	225	134
Depreciation and amortization	32,368	31,315
Non-cash employee stock-based compensation	11,897	12,185
(Gain) loss on sale and disposal of equipment and other	186	579
Non-cash change in fair value of interest rate hedge	(1,216)	4,093
Other (income) expenses	(2,934)	1,432
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	3,315	–
Non-cash change to contingent consideration	1,974	1,616
Non-operational rent expenses	1,023	959

Adjusted EBITDA - Total Company	$58,462	$48,165

Adjusted EBITDA - Digital Health Segment	3,520	20

Adjusted EBITDA - Imaging Center Segment	$54,942	$48,145

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PAYOR CLASS BREAKDOWN

First Quarter
2024

Commercial Insurance	58.4%
Medicare	21.7%
Capitation	8.0%
Medicaid	2.5%
Workers Compensation/Personal Injury	2.7%
Other	6.7%
Total	100.0%

RADNET PAYMENTS BY MODALITY

	First Quarter	Full Year	Full Year	Full Year
	2024	2023	2022	2021

MRI	37.0%	36.8%	36.8%	36.0%
CT	16.5%	16.8%	17.5%	17.2%
PET/CT	6.6%	6.4%	5.8%	5.5%
X-ray	6.3%	6.5%	6.7%	3.9%
Ultrasound	13.6%	12.9%	12.6%	12.7%
Mammography	16.4%	16.0%	15.3%	16.1%
Nuclear Medicine	0.9%	0.8%	0.9%	1.0%
Other	2.7%	3.9%	4.5%	4.6%
	100.0%	100.0%	100.0%	100.0%

PROCEDURES BY MODALITY*

	First Quarter	First Quarter
	2024	2023

MRI	412,821	369,556
CT	250,365	229,379
PET/CT	16,594	14,126
Nuclear Medicine	8,595	9,258
Ultrasound	639,221	608,986
Mammography	472,514	455,479
X-ray and Other	846,841	817,851

Total	2,646,951	2,504,635

* Volumes include wholly owned and joint venture centers.

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	March 31,
	2024	2023 (iv)

NET (LOSS) INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(2,779)	$(21,005)

Subtract non-cash change in fair value of interest rate hedges (i)	(1,216)	4,093
Legal Settlement	–	–
Non-operational rent expenses (iii)	1,023	959
Contingent consideration	1,974	1,616
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	3,305	–
Holdback Re-valuation Adjustments - Quantib and Heart & Lung Health	–	719
Total adjustments - loss (gain)	5,086	7,387
Subtract tax impact of Adjustments (ii)	2,670	637
Tax effected impact of adjustments	7,756	8,024

TOTAL ADJUSTMENT TO NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	7,756	8,024

ADJUSTED NET LOSS ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	4,977	(12,981)

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	71,048,153	57,701,439

ADJUSTED DILUTED NET LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.07	$(0.22)

(i)	Impact from the change in fair value of the hedges during the quarter. Excludes the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective.
(ii)	Tax effected using - 8.63% and -52.5% blended federal and state effective tax rate for the first quarter of 2023 and 2024, respectively.
(iii)	Represents rent expense associated with de novo sites under construction prior to them becoming operational.
(iv)	Restated from what was presented in 2023 to include the losses of the AI businesses (ie, not add the losses back to earnings as was the case in 2023). The restated Adjusted Earnings for 2023 is due to the fact that AI is no longer its own reportable operating segment and is now embedded in the Digital Health reportable operating segment.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings (Loss) Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings (Loss) Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings (Loss) Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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